EXHIBIT C


                  TRANSACTION AGREEMENT, dated as of August 21, 2003 (this "Agreement"), by and between Denis Martin ("Martin") and ClearBlue Technologies, Inc., a Delaware corporation ("ClearBlue").

                  WHEREAS, the parties hereto desire to consummate the transactions contemplated herein, pursuant to which (a) Martin will transfer to ClearBlue 89,793 shares (collectively, the "ClearBlue Shares") of Common Stock, par value $0.01 per share, of ClearBlue owned by Martin, (b) ClearBlue will transfer to Martin 50,000 shares (collectively, the "NaviSite Shares") of Common Stock, par value $0.01 per share, of NaviSite, Inc., a Delaware corporation ("NaviSite") owned by ClearBlue, and (c) ClearBlue will assign, and Martin will assume, .75% of the outstanding principal and interest (the " Martin Percentage") owing under that certain outstanding Promissory Note (the "Note"), dated June 1, 2002, issued by ClearBlue in favor of Unicorn Worldwide Holdings Limited ("Unicorn") and assigned by Unicorn to Atlantic Investors LLC, a Delaware limited liability company ("Atlantic"), under that certain Assignment of Promissory Note and Security Agreement, dated December 13, 2002, by and between Unicorn and Atlantic, pursuant to the Assumption and Assignment Agreement (the "Assumption and Assignment Agreement"), substantially in the form attached hereto as Exhibit I.

                  WHEREAS, for United States federal income tax purposes, the transactions contemplated hereby are intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (together with all rules and regulations issued thereunder (the "Code")) and this Agreement is intended to be adopted as a plan of reorganization for purposes of Section 368 of the Code.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

SECTION 1.1. "Definitions". As used herein, the following terms shall have the following meanings:

                  "Act" means the Securities Act of 1933, as amended, and the rules and regulations issued in respect thereto.

                  "Encumbrance" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

                  "Event of Default" shall have the meaning ascribed to such term in the Note.

                  "Law" means any law, statute, regulation, rule, ordinance, requirement or other binding action or requirement of any governmental, regulatory or administrative body, agency or authority or any court of judicial authority.

                  "Order" means any decree, order, judgment, writ, award, injunction, stipulation or consent of or by any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign.

                  "Person" means any individual, corporation, general or limited partnership, joint venture, association, limited liability company, joint stock company, trust, business, bank, trust company, estate (including any beneficiaries thereof), unincorporated entity, cooperative, association, government branch, agency or political subdivision thereof or organization of any kind.

                  "Transaction Documents" means any ancillary contracts, agreements or other documents that are to be entered into in connection with the transactions contemplated hereby (including, without limitation, the Assumption and Assignment Agreement).

                                   ARTICLE II

                        Exchange of Stock; Assumption and
                 Assignment of Martin Percentage Under the Note

SECTION 2.1. Exchange. Subject to the terms and conditions of this Agreement, at the Closing, Martin agrees to transfer to ClearBlue the ClearBlue Shares and assume the MARIN Percentage of the Note, and ClearBlue agrees to transfer to Martin the NaviSite Shares and assign to Martin the Martin Percentage of the Note. In connection with the January 2003 business combination of Navisite and Avasta, Inc. ("Avasta"), ClearBlue may be required to satisfy certain earnout obligations which would require ClearBlue to issue shares of NaviSite common stock to the former stockholders of Avasta (the "Earnout Obligation"). ClearBlue has reserved 132,634 shares of NaviSite common stock to satisfy, if required, the Earnout Obligation. To the extent, ClearBlue is not required to satisfy the Earnout Obligation or the number of shares reserved by ClearBlue is greater than the number of shares issued in satisfaction of the Earnout Obligation, ClearBlue will issue to Martin prior to ClearBlue's dissolution .75% of such shares.

SECTION 2.2.      The Closing.

(a) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place as promptly as possible but no later than the fifth (5th) business day following the day the last of the conditions set forth in
         Article V shall have been fulfilled or waived (other than those that this Agreement contemplates will be satisfied at or immediately prior to the Closing), or at such other time as shall be mutually agreed upon by Martin and ClearBlue (the "Closing Date").

(b) Subject to the conditions set forth in this Agreement, the parties agree to consummate the following transactions at the Closing:

(i) ClearBlue shall assign and transfer to Martin the NaviSite Shares, by physically delivering to Martin one (1) or more stock certificates representing the NaviSite Shares being sold, duly endorsed or accompanied by duly executed stock powers sufficient to validly transfer the NaviSite Shares to Martin or its nominee;

(ii) Martin shall assign and transfer to ClearBlue the ClearBlue Shares, by physically delivering to ClearBlue one (1) or more stock certificates representing the ClearBlue Shares being sold, duly endorsed or accompanied by duly executed stock powers sufficient to validly transfer the ClearBlue Shares to ClearBlue or its nominee; and

(iii) Each of Martin and ClearBlue shall deliver an executed original of the Assumption and Assignment Agreement to the other.

                                  ARTICLE III

                    Representations and Warranties of Martin

                  Martin represents and warrants to ClearBlue that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

SECTION 3.1. POWER AND AUTHORITY; Enforceability. Martin has all requisite capacity, power and authority to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered and, upon execution by ClearBlue, will constitute a valid and legally binding obligation of Martin, enforceable against Martin in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and
(b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 3.2. OWNERSHIP; TRANSFERABILITY. Martin is the legal and beneficial owner of the ClearBlue Shares, free and clear of any Encumbrance or restriction on transfer, other than (i) restrictions under the Act and (ii) restrictions reflected in a legend on the certificates representing the ClearBlue Shares.

SECTION 3.3. CONSENTS AND APPROVALS. Neither the execution, delivery and performance of this Agreement by Martin, nor the consummation by Martin of any transaction related hereto, including the transfer, sale and delivery of the ClearBlue Shares and the assumption of the Martin Percentage of the Note, will require any consent, approval, license, Order or authorization of, filing, registration, declaration or taking of any other action with, or notice to, any Person, other than such consents, approvals, filings or actions as may be required (a) under the Federal securities laws which have or will be made, and
(b) from Atlantic with respect to the assignment and assumption of the Martin Percentage of the Note.

SECTION 3.4. NO CONFLICTS. The execution and delivery by Martin of this Agreement and the Transaction Documents to which it is or will become a party do not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party (the "Contemplated Transactions") shall not, assuming the consents, approvals, filings or actions described in Section 3.3 are made or obtained, as the case may be, (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of Martin, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Martin is a party or by which it or any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to Martin or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, materially and adversely affect the ClearBlue Shares being conveyed by Martin to ClearBlue.

SECTION 3.5.      Purchase Entirely for Own Account.

(a) The NaviSite Shares to be received by Martin will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof.

(b) Martin has no present intention of selling, granting any participation in, or otherwise distributing the NaviSite Shares, except, in the case of (a) and
(b) of this Section 3.5, as permitted by the Act.

(c) Martin is an "accredited investor" under Rule 501(a) promulgated under the Act.

SECTION 3.6. Restricted Securities. Martin understands that the NaviSite Shares are characterized as "restricted securities" under the Federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

SECTION 3.7. Legends. It is understood that the certificate(s) evidencing the NaviSite Shares shall bear a legend substantially in the form below:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES OR UNLESS SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES.

SECTION 3.8. Brokers, etc. Martin is not obligated to pay any fee or commission to any broker, finder or other similar Person in connection with the transactions contemplated by this Agreement (other than any fees or commissions that are solely for the account of Martin).

SECTION 3.9. NaviSite Non-Public Information. Martin acknowledges that it is aware that ClearBlue may have material non-public information concerning itself and NaviSite, as ClearBlue a direct significant shareholder of NaviSite.

                                   ARTICLE IV

                   Representations and Warranties of ClearBlue

     ClearBlue represents and warrants to Martin that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

SECTION 4.1. POWER AND AUTHORITY; ENFORCEABILITY. ClearBlue is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. ClearBlue has all requisite capacity, power and authority to execute, deliver and perform this Agreement. No other corporate action on the part of ClearBlue is necessary to authorize the execution and delivery by ClearBlue of this Agreement or the consummation by it of the Contemplated Transactions. This Agreement has been duly executed and delivered and, upon execution by Martin, will constitute a valid and legally binding obligation of ClearBlue, enforceable against ClearBlue in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 4.2. OWNERSHIP; TRANSFERABILITY. ClearBlue is the legal and beneficial owner of the NaviSite Shares, free and clear of any Encumbrance or restriction on transfer, other than (i) restrictions under the Act and (ii) restrictions reflected in a legend on the certificates representing the NaviSite Shares.

SECTION 4.3. CONSENTS AND APPROVALS. Neither the execution, delivery and performance of this Agreement by ClearBlue, nor the consummation by ClearBlue of any transaction related hereto, including the transfer, sale and delivery of the NaviSite Shares and the assignment of the Martin Percentage of the Note, will require any consent, approval, license, Order or authorization of, filing, registration, declaration or taking of any other action with, or notice to, any Person, other than such consents, approvals, filings or actions as may be required (a) under the Federal securities laws which have or will be made, and
(b) from Atlantic with respect to the assignment and assumption of the Martin Percentage of the Note.

SECTION 4.4. NO CONFLICTS. The execution and delivery by ClearBlue of this Agreement and the Transaction Documents to which it is or will become a party do not, and the consummation of the Contemplated Transactions shall not, assuming the consents, approvals, filings or actions described in Section 4.3 are made or obtained, as the case may be, (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of ClearBlue, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which ClearBlue is a party or by which it or any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to ClearBlue or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, materially and adversely affect the NaviSite Shares being conveyed by ClearBlue to Martin or result in an Event of Default under the Note.

SECTION 4.5.      Purchase Entirely for Own Account.

(a) The ClearBlue Shares to be received by ClearBlue will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof.

(b) ClearBlue has no present intention of selling, granting any participation in, or otherwise distributing the ClearBlue Shares, except, in the case of (a) and (b) of this Section 4.5, as permitted by the Act.

(c) ClearBlue is an "accredited investor" under Rule 501(a) promulgated under the Act.

SECTION 4.6. Restricted Securities. ClearBlue understands that the ClearBlue Shares are characterized as "restricted securities" under the Federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

SECTION 4.7. Legends. It is understood that the certificate(s) evidencing the ClearBlue Shares shall bear a legend substantially in the form below:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES OR UNLESS SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES.

SECTION 4.8. Brokers' Fees. ClearBlue has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement (other than any fees or commissions that are solely for the account of ClearBlue).

SECTION 4.9. Non-Public Information. ClearBlue acknowledges that it is aware that Martin may have material non-public information concerning NaviSite and ClearBlue as Martin is a shareholder of each of NaviSite and ClearBlue.

SECTION 4.10. Note. As of the date hereof, the amount of principal outstanding under the Note is $23,059,406 and the amount of unpaid interest under the Note is $2,253,721. No Event of Default has occurred and is continuing.

                                   ARTICLE V

                     Conditions Precedent; Related Covenants

SECTION 5.1. CLOSING EFFORTS. Each of the parties hereto shall use its commercially reasonable efforts ("Reasonable Efforts") to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date, and (ii) the conditions to the obligations of the other parties to consummate the transaction are satisfied.

SECTION 5.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF CLEARBLUE. The obligations of ClearBlue to transfer the NaviSite Shares, purchase the ClearBlue Shares and assign the MARIN Percentage of the Note at the Closing are subject to the fulfillment of the condition that, at the Closing, the representations and warranties of Martin set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of Martin set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

SECTION 5.3. CONDITIONS PRECEDENT TO OBLIGATIONS OF MARTIN. The obligations of Martin to sell the ClearBlue Shares, purchase the NaviSite Shares and assume the MARIN Percentage of the Note at the Closing are subject to the fulfillment of the condition that, at the Closing, the representations and warranties of ClearBlue set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of ClearBlue set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

SECTION 5.4. CONDITIONS PRECEDENT TO THE OBLIGATION OF CLEARBLUE AND MARTIN. The obligations of ClearBlue and Martin to consummate the Contemplated Transactions at the Closing shall also be subject to the fulfillment of the following conditions:

(a) The parties shall have received the consent of Atlantic to the assignment by ClearBlue and the assumption by Martin of the Martin Percentage of the Note.

(b) The parties shall have received from Atlantic, in form and substance reasonably satisfactory to ClearBlue and Martin:

    (i) confirmation of the outstanding principal and interest under the Note as of the Closing Date;

   (ii) confirmation that there are no Events of Default as of the Closing Date; and

   (iii) agreement that the Martin Percentage of the Note, when assigned to and assumed by Martin, will be a general, unsecured obligation of Martin without the benefit of the Security Agreement described in the Note.

                                   ARTICLE VI

                                   TERMINATION

SECTION 6.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by the written consent of each party hereto.

SECTION 6.2. TERMINATION BY EITHER MARTIN OR CLEARBLUE. This Agreement may be terminated (upon written notice from the terminating party hereto to the other party hereto) and the transactions contemplated hereby may be abandoned by action of any party hereto, if (a) the Closing shall not have occurred on or prior to August 21, 2003, or (b) any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign shall have issued a Law or Order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such Law or Order shall have become final and nonappealable.

SECTION 6.3. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement pursuant to this Article VI hereof, no party hereto or, its directors or officers or other controlling persons shall have any liability or further obligation to any other party hereto pursuant to this Agreement, except that Article VIII hereof shall survive termination of this Agreement and nothing herein will relieve any party hereto from liability for any breach of this Agreement occurring prior to such termination.

                                  ARTICLE VII

                                    RESERVED

                                  ARTICLE VIII

                      GENERAL PROVISIONS; OTHER AGREEMENTS

SECTION 8.1. PRESS RELEASES. Other than any required filings under the Federal securities laws, none of the parties hereto will, without first obtaining the approval of the other, make any public announcement, directly or indirectly, regarding this Agreement, nor the nature of the transaction contemplated by this Agreement, to any person except as required by law or regulatory bodies and other than to the respective principals or other representatives of the Parties, each of whom shall be similarly bound by such confidentiality obligations. If any such press release or public announcement is so required by either party (except in the case of any disclosure required under the Federal securities laws to be made in a filing with the Securities and Exchange Commission), the disclosing party shall consult with the other parties prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to each of the parties.

SECTION 8.2. TAX-FREE TRANSACTION. From and after the date of this Agreement, ClearBlue shall use all reasonable efforts to cause the transactions contemplated hereby to qualify, and shall not knowingly take any actions or permit any actions to be taken that could reasonably be expected to prevent said transactions from qualifying as a "reorganization" under Section 368(a) of the Code. This Agreement shall be, and hereby is, adopted by ClearBlue as a plan of reorganization for purposes of Section 368 of the Code.

SECTION 8.3. EXPENSES. Regardless of whether the transactions contemplated hereby are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such costs and expenses.

SECTION 8.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

SECTION 8.5. HEADINGS. Article and Section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

SECTION 8.6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

SECTION 8.7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties hereto so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties hereto following the applicable facsimile transmission; provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

SECTION 8.8. AMENDMENT. Any term of this Agreement may be modified or amended only by an instrument in writing signed by each of the parties hereto.

SECTION 8.9. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms.

                  IN WITNESS WHEREOF, the parties hereto have caused this Transaction Agreement to be duly executed and delivered as of the date set forth above.




----------------------------
Denis Martin
95 Woodward Avenue
Narragansett, RI  02882



CLEARBLUE TECHNOLOGIES, INC.
55 Francisco Street, Suite 100
San Francisco, California  94133



By:  _______________________________
        Name:  Arthur Becker
        Title:  Vice President

                                    EXHIBIT I

                       ASSUMPTION AND ASSIGNMENT AGREEMENT